UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 27, 2003


                        FIRST COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


Indiana                       0-19618                     35-1833586
(State or other               (Commission                 (IRS Employer
Jurisdiction of               File Number)                Identification No.)
Incorporation)

                                136 East Harriman
                           Bargersville, IN 461064720
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (317) 422-5171

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.
         -----------------------------------------

     Registrant's press release dated March 27, 2003 disclosing its execution of a definitive agreement which is intended to lead to the merger of First Community Bancshares, Inc. into MainSource Financial Group, Inc., attached hereto as Exhibit "A", is incorporated herein.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 27, 2003                      FIRST COMMUNITY BANCSHARES, INC.


                                            By: /s/ Albert R. Jackson III
                                                --------------------------------
                                                Albert R. Jackson III, President











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

                                   Exhibit "A"



                                                For more information contact:

                                                Albert R. Jackson, III
                                                First Community Bancshares, Inc.
                                                317-346-7230


FOR IMMEDIATE RELEASE, March 27, 2003


             ------------------------------------------------------

        First Community Bancshares, Inc. and Main Source Financial Group
                             Announce Plans to Merge
             -------------------------------------------------------


     Bargersville, IN., Albert R. Jackson, III, Chief Executive Officer of First Community Bancshares, Inc. (OTC BB Symbol: FCYB) and James L. Saner, Sr., President and CEO of MainSource Financial Group, Inc. (Nasdaq Symbol: MSFG), today announced that they have executed a definitive agreement which is expected to lead to the merger of First Community Bancshares, Inc., into MainSource Financial Group, Inc.

The agreement provides that First Community Bancshares, Inc., shareholders will receive $21.00 in cash for each share of common stock of First Community Bancshares, Inc. As a result of the transaction, First Community Bancshares, Inc., will ultimately be merged with and into MainSource Financial Group, Inc. The transaction is subject to various regulatory approvals, and the approval of the shareholders of First Community Bancshares, Inc.

First Community Bancshares, Inc., through its subsidiary First Community Bank & Trust has branches in Franklin, Bargersville, Whiteland, Trafalgar and Greenwood, Johnson County; North Vernon, Jennings County; Indianapolis, Marion County; Edinburgh, Bartholomew County, Indiana, and has total assets of approximately $149 million as of September 30, 2002.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the Nasdaq Stock Market (trading symbol: MSFG) and is a community-focused, multi-bank, financial services oriented holding company with assets of approximately $1.2 billion as of September 30, 2002.
Through its three banking subsidiaries, MainSource Bank, Greensburg, Indiana; Regional Bank, New Albany, Indiana; and Capstone Bank, Watseka, Illinois, it operates 42 offices in 18 Indiana counties and seven offices in three Illinois counties. Through its insurance subsidiary, MainSource Insurance, it operates five offices in Indiana as well as one in Owensboro, Kentucky.

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

Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios.

The forward-looking statements included in the press release relating to certain matters involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.





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